CONSULTANT AGREEMENT

This consulting agreement (the "Agreement') dated January 1, 2006 (the "Effective Date'"), by and between Consolidated Energy, Inc., a Wyoming corporation, (hereinafter "CEIW" or the "Company"), having its principal place of business at 76 George Road, Betsy Layne, KY 41605 and RC Financial Group, LLC, a California limited liability company having its principal place of business at 650 Hampshire Road, suite 200, Westlake Village, CA 91361 (Hereinafter "CONSULTANT), with reference to the following.

                                    RECITALS

WHEREAS, CONSULTANT' has significant business and financial experience in the coal mining industry; and

WHEREAS, CONSULTANT and CEIW each believe that such experience would be useful to CEIW; and

WHEREAS, CONSULTANT desires to provide consulting services to CEIW; and

WHEREAS, CEIW desires to hire CONSULTANT for these consulting services and to grant CONSULTANT certain compensation in connection therewith

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants, conditions and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


1. Purpose. The purpose of the Agreement is to establish CONSULTANT as an authorized and nonexclusive financial advisor to CEIW and to set forth the respective functions, rights and responsibilities of the parties.

2. Relationship. Except for expenses pre-approved by CEIW, all other expenses and disbursements incurred by CONSULTANT in connection with this Agreement after the date hereof shall be borne entirely by CONSULTANT. CONSULTANT shall not have, nor shall it hold itself out as having any right, power or authority to create any contract or obligation, either express or implied, on behalf of, or in the name of or binding upon CEIW unless CEIW shall consent to same in writing.

3. Confidential Information. CONSULTANT shall not, except with the knowledge and consent of CEIW in written form signed by its President or an officer designated by him, disclose to any third party any proprietary or confidential information furnished to it by CEIW, except for purposes related to CONSULTANT"S duties pursuant to this Agreement. This obligation of confidentiality shall retrain in force for a period of twenty-four (24) months after the termination of this Agreement

4. CONSULTANT's Responsibilities. CONSULTANT shall provide timely business and financial advise, including but not limited to providing CFO services on an interim basis (the "Services") to CEIW at the sole and reasonable request of the President or an officer designated by him

5. Compensation.

     (a) Monthly Retainer. As partial compensation for CONSULTANT providing Services to CEIW, CEIW shall pay CONSULTANT Seventeen Thousand Five Hundred dollars ($17,500) (hereinafter, the "Monthly Retainer") each month for six (6) months commencing on January 1, 2006. Commencing June 1, 2006, the Monthly Retainer shall be reduced to Twelve Thousand Five Hundred dollars $12,500) per month. Such Monthly

CEIW Confidential       Page 1

Monthly Retainer shall be paid on the first of each month.

(b) One-Time. Warrant. grant as additional compensation for CONSULTANT providing Services to CEIW, CEIW shalt issue to CONSULTANT a warrant to purchase One Hundred Fifty Thousand (150,000) shares of CEI common stock with an exercise price per share equal to the ninety cents ($0.90) exercise price of the current contemplated transaction or One dollar seventy cents ($1.70), which ever is less (the "Consultant Warrant"). Such Consultant Warrant shall be dated January 13, 2006 and shall expire on December 31, 2011. CEIW will use commercially reasonable efforts to include the shares of CEIW common stock underlying the Consultant Warrant to he included in any registration statement filed with the Securities Exchange Commission after January 1, 2006.

6. Tern of Agreement. Subject to the termination provisions contained in Section 7 below, this Agreement shall be in effect for an initial term of One (1) year, commencing on the Effective Date hereof, and shall be automatically renewed for successive Ninety (90) day periods, on the same terms and conditions, unless one parry gives written notice to the other of its intention to terminate this Agreement at least fifteen (15) days prior to the expiration of the initial term hereof or of any renewal period. Notwithstanding the foregoing either party may terminate this Agreement, without cause, upon thirty (30) days written notice ("Early Termination'). If CONSULTANT is the party to cause Early Termination, then the Com=pany's compensation obligations shall be to pay CONSULTANT one (1) additional. Monthly Retainer fee From the date of Early Termination notice, with no further compensation obligation thereafter. If the Company is the party to cause Early Termination, then the Company shall pay two (2) additional Monthly Retainer fees from the date of Early Termination notice, with no further compensation obligation thereafter. The provisions of Sections 9 and 12 will survive any termination of the Agreement.

7. Termination. Either party may terminate this Agreement for cause by providing written notice to the breaching party not less than fifteen (15) days prior to the effective date of such notice. Cause shall include a breach by the breaching party of any of its obligations under this Agreement, after the breaching party has been given written notice of such breach and said breach has not been cured within ten (10) business days following such notice period.

8. Hold Harmless.

        (a) CONSULTANT shall save CEIW harmless from and against and indemnify CEIW for all liability, loss, cost, expenses, including reasonable attorney fees, or damages caused with respect to the performance of CONSULTANT under this Agreement

        (b) CE1W shall save CONSULTANT harmless from and against and indemnify CONSULTANT for all liability, loss, cost, expenses, including reasonable attorney fees, or damages caused with respect to the performance of CEIW under this Agreement.

9. Notice. Notices required or permitted to be given under the terms of this Agreement shall be sent by certified mail or a nationally recognized overnight delivery service such as Federal Express, postage prepaid to the following addresses:



If to CEIW:      Consolidated Energy, Inc.
                 76 George Road
                 Betsy Lare, KY 41605
                 Attn: President

If to CONSULTANT:

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11.  Succesors and assigns.  This  agreement  shall be binding and insure to the benefit of the respective successors and assigns of the CEIW.

12.Waiver of Provisions. The failure by ether party to insist upon strict compliance with any provison contianed or incorporated in this Agreement shall not be deemed or constured to be a waiver of such party's right to require strict compliance with the same or any other provision of this Agreement at any time thereafter.


13. Severabilty. If any provison of this Agreement shall for any reason be adjudged by a court having jurisdiction to be invalid or unenforceable it is the intent of the parties that such judgment shall not affect, impair or invalidate the remainder of the Agreement, but shall be confined in its operation to the invalidated or unenforceable provision


14. Applicable Law. This Aggreement shall be constued in accordance with the laws of the State of Kentucky, and any court of competent jurisdiction in the State of Kentucky shall have jurisdiction over any lawsuit arising out of the Agreement.

15. Counterparts. Thi Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitue but one and the same Agreement.

IN WITNESS WHEREOF, the parties herto have caused this Agreement to be signed on thier behalf on the 23rd day of December 2005.


Consolidated Energy, Inc.               CONSULTANT

By: /s/ David Guthrie                   By:/s/ Robert Chimiel
----------------------                  ----------------------
Name: David Guthrie                     Name: Robert Chimiel





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